Exhibit 10.5.6

                            STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT is entered into on March 7, 2000, by and between RICHARD KRIEGER, JORDAN WARNER and HARRIET WARNER ("Sellers") and JR SOLUTIONS, INC., a Delaware corporation ("Buyer").

Sellers own all of the outstanding common stock (collectively, the "Shares") of PREFERRED TRAVEL AND TOURS, INC., a Florida corporation ("the Company"). Buyer wishes to purchase and Sellers wish to sell the Shares.

THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties hereby agree as follows:

1. Purchase and Sale of the Shares. Upon the terms and subject to the c onditions set forth in this Agreement, Sellers agree to sell and deliver the Shares to Buyer and Buyer agrees to purchase the Shares from Sellers, free and clear of all liens, charges or encumbrances of any kind or nature whatsoever. The purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Buyer's attorneys on March 7, 2000 (the "Closing Date").

2. Purchase Price and Payment. The total purchase price to be paid by Buyer for the Shares shall be $185,000 in cleared funds.

3. Assets of the Company. The assets to be owned by the Company on the Closing Date shall include all assets of any nature used or owned by the Company in the conduct of its business, including without limitation, all sales and service agreements with customers, suppliers, forwarders and others, product inventory, furniture, fixtures, equipment, accounts receivable, work in process, customer deposits, trade names, goodwill, customer lists, leasehold interests (including the lease for the Company's business premises), leasehold improvements, signs, tools, photocopy machines, telephone numbers, telephones and related equipment, storage facilities, office supplies, reference manuals and catalogs, sales training materials, video tapes, and other tangible and intangible assets used or useful in the Company's business, all free and clear of any liens and encumbrances other than liabilities for payment of commissions or over-rides from accounts receivable, and for provision of services for which customer deposits have been received, which liabilities will remain liabilities of the Company.

4. Representations and Warranties of Sellers. Sellers represent and warrant to the Buyer that each of the following items is true and correct as of the date hereof and will be true and correct as of the Closing Date. The obligation of Buyer to consummate the transaction described herein is conditioned upon each of the following representations and warranties being true in all material respects as of the Closing Date.

         4.01 Good Standing. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Florida, and is duly authorized to carry on its business and to own and lease its properties as and in the places where such properties are now owned, leased or operated. The Company has never had and does not now have any subsidiaries.

         4.02 Title to Assets. The Company has good and marketable title to its assets as described above, subject to no mortgage, conditional sales agreement, charges, liens, or encumbrances, or any other assignment of rights and/or interests.

         4.03 Financial Statements. Attached hereto as Schedule 4.03 are the Company's balance sheet as of December 31, 1999, and the Company's income statement for the period ended December 31, 1999. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, and show all liabilities, direct and contingent, required to be shown in accordance with the principles of GAAP, subject to year end adjustments. From the date of such financial statements to the date of this Agreement, there has been no material change in the assets, liabilities, financial condition, business or prospects of the Company from that reflected in such financial statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse. Within 60 days of the Closing Date, Sellers will cause to be prepared and delivered to Buyer audited financial statements for the Company as of and for the fiscal years ended December 31, 1998 and 1999.

         4.04 Title to Shares. Sellers have and will convey to Buyer at the Closing good and marketable title to the Shares, free and clear of any and all liens, trusts, claims, charges, restrictions, security agreements and other encumbrances of any kind or nature whatsoever. The Shares represent all of the outstanding stock of the Company. There are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity security of the Company to any person.

         4.05 Bank Accounts. Schedule 4.05 attached hereto sets forth the names and locations of all financial institutions (and the names of the accounts therein) at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to make withdrawals therefrom or have access thereto.

         4.06 Leases and Contracts. Except as listed on Schedule 4.06, the Company is not a party to any written or oral (i) contract not made in the ordinary course of business, (ii) employment contract which is not terminable without cost or other liability to the Company upon notice of thirty (30) days or less, (iii) contract with any labor union, (iv) bonus, pension, profit-sharing, retirement, share purchase, hospitalization insurance or similar plan providing employee benefits, (v) lease or sublease with respect to any property, real or personal, whether as lessor or lessee, (vi) advertising contract or contract for public relations services, (vii) continuing contract for the purchase of materials, supplies or equipment, or (viii) contract continuing for a period of more than thirty (30) days or which is not terminable without cost or other liability to the Company or its successors. Copies of all such leases and contracts (including all amendments and modifications thereto) will be furnished to Buyer within 10 days of the date of this Agreement. Such leases and contracts are valid, enforceable and in full force and effect, and the Company and all other parties thereto are not now in material default or materially in arrears in the performance or satisfaction of any agreement or condition on their respective parts to be performed or satisfied thereunder.

         4.07 Current Employees. Schedule 4.07 is an accurate and complete list of all salaried employees of the Company and the title and salary of each. The Company is not in default with respect to any obligation due to any such person.

         4.08 Insurance. Schedule 4.08 attached hereto is an accurate and complete list and brief description of all policies of fire, liability and other forms of insurance held by the Company.

         4.09 Tax Filings and Payment. The Company has filed all federal, state and local governmental tax returns required to be filed in accordance with applicable law and has paid all taxes and assessments (including, without limitation, income, excise, unemployment, social security, occupation, franchise, property, sales, and import taxes, duties or charges and all penalties and interest in respect thereto) required to have been paid to date. Sellers agrees to indemnify Buyer and the Company for any federal, state or local tax liability not fully set forth and provided for in the Company's financial statements.

         4.10 Litigation. There are no legal, quasi-judicial or administrative actions, suits or proceedings of any kind or nature now pending or threatened before any court or administrative body in any manner involving the Company or any of its assets or shares of capital stock, or which may adversely affect the power or authority of Sellers to transfer the Shares in accordance with this Agreement.

         4.11 No Breach. The consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, any order of any court or other agency of government, the charter or bylaws of the Company, or any note, debenture, mortgage, loan agreement or other instrument to which Sellers or the Company is a party, or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever on any of the assets of the Company.

         4.12 No Broker. No broker, finder or other intermediary has acted on behalf of Sellers in connection with the transactions contemplated herein, or is owed any fee or other compensation as a result of this transaction.

         4.13 Compliance with Laws. The Company has complied with, and is not in violation of, any federal, state or local statutes, laws or regulations applicable to the conduct of its business.

         4.14 Survival. All representations and warranties contained herein will be true in all material respects as of the Closing as though made at such time and will survive the consummation of the transactions contemplated by this Agreement.

         4.15 Indemnity. Sellers agree to indemnify and hold Buyer harmless from and against any and all losses, claims, demands, liabilities, suits, actions, costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and court costs) arising out of the inaccuracy of any of Sellers' representations or warranties contained herein.

5. Covenants of Sellers. Sellers represent and covenant to Buyer that pending completion of the transaction contemplated hereby and as of the Closing
Date:

         5.01 Each representation and warranty set forth in Section 4 hereof shall be true and correct in all material respects.

         5.02 Sellers will cause the Company to maintain itself at all times up to and including the Closing Date as a duly licensed corporation in good standing under the laws of its state of incorporation.

         5.03 Sellers will cause the Company to function in the ordinary course of business and in a good and efficient manner in keeping with the Company's customary practices.

         5.04 Sellers will afford Buyer and its accountants, attorneys, consultants, representatives, agents and employees, at all reasonable times, access to the Company's books, files, records and insurance policies for the purpose of audit, inspection and examination thereof, and will do everything reasonably necessary to enable Buyer to make a complete examination of the Company and the condition thereof. All information so obtained by Buyer and its representatives, agents, and employees shall be kept confidential.

         5.05 Sellers will not cause or allow the Company to mortgage, pledge or allow any lien to be placed upon any of its assets.

         5.06 Sellers will not cause or allow the Company to acquire additional assets or dispose of any assets, or in any way obligate itself to do so, except in the ordinary course of business.

         5.07 Sellers will cause the Company to keep all of its insurable assets insured in accordance with its present practice, and it will maintain, preserve and keep all improvements on property constituting a part of the assets in a good condition and state of repair, reasonable wear and tear or damage or loss by fire, storm or other casualty loss excepted.

         5.08 Sellers will not cause or allow the Company to enter into any contract or commitment, or incur or agree to incur any liability, or make any capital expenditures, except in the normal course of business.

         5.09 Sellers will not cause or allow the Company to increase compensation payable or to become payable to any officer, employee or agent.

6. Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers that each of the following items is true and correct as of the date hereof and will be true and correct as of the Closing Date. The obligation of Sellers to consummate the transaction described herein is conditioned upon each of the following representations and warranties being true in all material respects as of the Closing Date.

         6.01 Good Standing and Authority. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Florida, and is duly authorized to carry on its business and to own and lease its properties as and in the places where such properties are now owned, leased or operated. Buyer has all requisite corporate power and authority to enter into this Agreement and any Related Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer.

         6.02 Litigation. There are no actions, suits, proceedings, claims, arbitrations or investigations pending, or as to which Buyer has received any notice, against Buyer which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

         6.03 Indemnity. Buyer agrees to indemnify and hold Sellers harmless from and against any and all losses, claims, demands, liabilities, suits, actions, costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and court costs) arising out of the inaccuracy of any of Buyer's representations or warranties contained herein.

7. Covenants of Buyer. Buyer represents and covenants to Sellers that from and after the Closing Date:

         7.01 Buyer will operate the Company within the parameters of good ethics and business practices like those set forth by the American Society of Travel Agents.

         7.02 Each of the Sellers shall remain on the IATAN List with access and use of all privileges due to them as past owners and current members of the travel industry. Any travel by a Seller that has a purchase cost attached to it will be paid to the Company on a "net" basis.

8.       Additional Agreements.

         8.01 Financing. Subject to the completion of a detailed business plan, use of proceeds and pro forma three year projections, Buyer will use its best efforts to undertake within six months a public offering for the sale of $6,000,000 of common stock by the Buyer or an affiliate in order to fund the execution of the business plan for the travel industry.

         8.02 Employment Agreement. At Closing, Buyer and Seller will enter into the Employment Agreement attached hereto as Schedule 8.02.

         8.03 ARC Bond. The $20,000 bond currently pledged by Richard Krieger personally in connection with the Company's ARC license is specifically not included as an asset of the Company for purposes of this transaction. The bond will be replaced by Buyer as soon as possible and the Company and Buyer will indemnify Krieger against any claims made against the bond in connection with any activities of the Company after the Closing Date.

         8.04 GIRGIR Agreement. The Company has been negotiating a proposed transaction known as the "GIRGIR" transaction. If this proposed transaction comes to fruition, it shall be a transaction with the Company, and special compensation to Richard Krieger for his efforts in bringing the transaction to fruition will be negotiated between Krieger and the Company. Krieger and the Company agree that without negotiation of such mutually satisfactory compensation, the transaction will not be consummated by either Krieger of the Company.

9. Closing. At Closing, Buyer will deliver to Seller the purchase price and the Employment Agreement; and Seller shall deliver to Buyer (a) the certificates representing the Shares, accompanied by stock powers duly executed,
(b) notice of termination of any existing employment agreements between Seller and the Company, (c) resignations from all positions as officers and directors of the Company, (d) the Employment Agreement, (e) the Minute Book for the Company and (f) such other documents and certificates as are required by this Agreement and those which may reasonably be requested by counsel to Buyer.

10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Broward County, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within 10 days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association. The expenses of arbitration shall be divided equally between the parties. The duty to arbitrate shall survive the cancellation or termination of this Agreement.

11.      Miscellaneous.

         11.01 Headings. The subject headings used in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         11.02 Modifications and Waiver. This Agreement constitutes the full and accurate understanding and agreement between the parties pertaining to its entire subject matter and supersedes all prior agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver or a waiver of any future or past breach or violation of any such provision or of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

         11.03 Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         11.04 Further Assurances. The parties will execute and deliver such further documents and take such further actions as may reasonably be requested by counsel for any party in order more fully to carry out the intentions of this Agreement.

         11.05 Attorney's Fees. In addition to all other remedies available to either party hereto, the prevailing party in any proceeding brought by reason of any breach, or alleged breach, of this Agreement shall be entitled to recover reasonable attorneys' fees and costs.

         11.06 Notices. Any notice, communication, request, reply or advice hereunder (a "Notice") must be in writing and may be given by registered or certified mail, with return receipt requested, or by hand delivery or facsimile. Notice deposited in the mail as set forth above shall be effective three business days after it is so deposited. Notice given in any other manner shall be effective when received by the party to whom it is given.

         11.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         11.08 Counterparts. This Agreement may be executed in any number of counterparts each one of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.



         JR SOLUTIONS, INC.                          /s/ Richard Krieger
                                                     -------------------
                                                     RICHARD KRIEGER


By:  /s/ Paul R. Johnson                             /s/ Jordan Warner
     --------------------------                     ------------------
     Paul R. Johnson, President                     JORDAN WARNER


                                                     /s/ Harriet Warner
                                                     ------------------
                                                     HARRIET WARNER


                               INDEX OF SCHEDULES

Schedule 4.03              Financial Statements
Schedule 4.05              Bank Accounts
Schedule 4.06              Leases and Contracts
Schedule 4.07              Current Employees
Schedule 4.08              Insurance Policies
Schedule 8.02              Employment Agreement